Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of MainStay VP Funds Trust of our reports dated February 19, 2021, relating to the financial statements and financial highlights for the portfolios constituting MainStay VP Funds Trust listed in Appendix A (the “Portfolios”), which appear in the Portfolios’ Annual Reports on Form N-CSR for the year ended December 31, 2020. We also consent to the references to us under the headings “Financial Highlights”, “Disclosure of Portfolio Holdings”, and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, NY

April 22, 2021

Appendix A

MainStay VP Funds Trust

1. MainStay VP Balanced Portfolio

2. MainStay VP Bond Portfolio

3. MainStay VP Conservative Allocation Portfolio

4. MainStay VP CBRE Global Infrastructure Portfolio

5. MainStay VP Wellington Small Cap Portfolio (Formerly known as MainStay VP Small Cap Growth Portfolio)

6. MainStay VP Candriam Emerging Markets Equity Portfolio (Formerly known as MainStay VP Emerging Markets Equity Portfolio)

7. MainStay VP Epoch U.S. Equity Yield Portfolio

8. MainStay VP Fidelity Institutional AM® Utilities Portfolio

9. MainStay VP Floating Rate Portfolio

10. MainStay VP Equity Allocation Portfolio (Formerly known as MainStay VP Growth Allocation Portfolio)

11. MainStay VP Income Builder Portfolio

12. MainStay VP Indexed Bond Portfolio

13. MainStay VP IQ Hedge Multi-Strategy Portfolio

14. MainStay VP Janus Henderson Balanced Portfolio

15. MainStay VP Winslow Large Cap Growth Portfolio

16. MainStay VP Wellington U.S. Equity Portfolio (Formerly known as MainStay VP MacKay Common Stock Portfolio)

17. MainStay VP MacKay Convertible Portfolio

18. MainStay VP MacKay Government Portfolio

19. MainStay VP Wellington U.S. Equity Portfolio (Formerly known as MainStay VP MacKay Common Stock Portfolio)

20. MainStay VP MacKay High Yield Corporate Bond Portfolio

21. MainStay VP MacKay International Equity Portfolio

22. MainStay VP Wellington Mid Cap Portfolio (Formerly known as MainStay VP MacKay Mid Cap Core Portfolio)

23. MainStay VP MacKay S&P 500 Index Portfolio

24. MainStay VP Wellington Small Cap Portfolio (Formerly known as MainStay VP MacKay Small Cap Core Portfolio)

25. MainStay VP MacKay Strategic Bond Portfolio (Formerly known as MainStay VP MacKay Unconstrained Bond Portfolio)

26.  MainStay VP Natural Resources Portfolio (Formerly known as MainStay VP Mellon Natural Resources Portfolio)

27. MainStay VP Moderate Allocation Portfolio

28. MainStay VP Growth Allocation (Formerly known as MainStay VP Moderate Growth Allocation)

29. MainStay VP PIMCO Real Return Portfolio

30. MainStay VP T. Rowe Price Equity Income Portfolio

31. MainStay VP U.S. Government Money Market Portfolio